As filed with the Securities and Exchange Commission on June 13, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tessera Technologies, Inc.

(Exact name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	16-1620029 (I.R.S. Employer Identification Number)

3099 Orchard Drive

San Jose, California 95134

(408) 894-0700

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Tessera Technologies, Inc. Fourth Amended and Restated 2003 Equity Incentive Plan

Tessera Technologies, Inc. 2003 Employee Stock Purchase Plan

Tessera Technologies, Inc. International Employee Stock Purchase Plan

(Full title of the Plans)

Bruce M. McWilliams

Tessera Technologies, Inc.

3099 Orchard Drive

San Jose, California 95134

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert A. Koenig, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount of Shares to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.001 per share	6,000,000	(2)	$18.25	(5)	$109,500,000	(5)	$4,303.35
Common stock, par value $0.001 per share	1,000,000	(3)	$18.25	(5)	$18,250,000	(5)	$717.23
Common stock, par value $0.001 per share	200,000	(4)	$18.25	(5)	$3,650,000	(5)	$143.45
Total	7,200,000				$131,400,000		$5,164.03

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the Registrant’s Fourth Amended and Restated 2003 Equity Incentive Plan (the “2003 Plan”), 2003 Employee Stock Purchase Plan (the “ESPP”) and International Employee Stock Purchase Plan (the “IESPP” and, together with the 2003 Plan and the ESPP, the “Plans”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of the Registrant’s common stock.
(2)	Represents 6,000,000 shares of common stock available for future issuance under the 2003 Plan.
(3)	Represents 1,000,000 shares of common stock available for future issuance under the ESPP.
(4)	Represents 200,000 shares of common stock available for issuance under the IESPP.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act. The Proposed Maximum Offering Price Per Share is $18.25 per share, which is the average ($18.25) of the high ($18.49) and low ($18.01) prices for the Registrant’s common stock reported by The Nasdaq Global Select Market on June 11, 2008.

Proposed sales to take place as soon after the effective date of the Registration Statement as awards granted under the Plans are granted, exercised and/or distributed.

PART II

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed by us with the Commission on February 29, 2008 (File No. 000-50460);

(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, filed by us with the Commission on May 8, 2008 (File No. 000-50460);

(4)	Our Current Reports on Form 8-K filed by us with the Commission on January 31, 2008, February 12, 2008, April 1, 2008 and May 16, 2008 (File No. 000-50460); and

(5)	The description of our common stock contained in our Registration Statement on Form 8-A filed by us with the Commission on November 7, 2003, as amended (File No. 000-50460).

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement. Under no circumstances will any information filed under Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

Our certificate of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, we have entered into separate indemnification agreements with our directors, officers and certain employees which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees. We also intend to maintain director and officer liability insurance, if available on reasonable terms.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

5.1	Opinion of Latham & Watkins LLP

10.1+	Tessera Technologies, Inc. Fourth Amended and Restated 2003 Equity Incentive Plan

10.2+	Form of Stock Option Agreement for the Tessera Technologies, Inc. Fourth Amended and Restated 2003 Equity Incentive Plan

10.3+	Form of Restricted Stock Agreement for the Tessera Technologies, Inc. Fourth Amended and Restated 2003 Equity Incentive Plan

10.4+	Form of Deferred Stock Agreement for the Tessera Technologies, Inc. Fourth Amended and Restated 2003 Equity Incentive Plan

10.5*+	Tessera Technologies, Inc. 2003 Employee Stock Purchase Plan

10.6+	Amendment to the Tessera Technologies, Inc. 2003 Employee Stock Purchase Plan

10.7+	Tessera Technologies, Inc. International Employee Stock Purchase Plan

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-108518), effective November 12, 2003, and incorporated herein by reference.
+	Indicates a management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, State of California, on June 13, 2008.

TESSERA TECHNOLOGIES, INC.

By:	/s/ Charles A. Webster
Charles A. Webster
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Bruce M. McWilliams and Charles A. Webster, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Bruce M. McWilliams	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	June 13, 2008
Bruce M. McWilliams

/s/ Charles A. Webster	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 13, 2008
Charles A. Webster

/s/ Robert J. Boehlke	Director	June 13, 2008
Robert J. Boehlke

/s/ Nicholas E. Brathwaite	Director	June 13, 2008
Nicholas E. Brathwaite

/s/ John B. Goodrich	Director	June 13, 2008
John B. Goodrich

/s/ Al S. Joseph	Director	June 13, 2008
Al S. Joseph

/s/ David C. Nagel	Director	June 13, 2008
David C. Nagel

/s/ Henry R. Nothhaft	Director	June 13, 2008
Henry R. Nothhaft

/s/ Robert A. Young	Director	June 13, 2008
Robert A. Young

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION
5.1	Opinion of Latham & Watkins LLP

10.1+	Tessera Technologies, Inc. Fourth Amended and Restated 2003 Equity Incentive Plan

10.2+	Form of Stock Option Agreement for the Tessera Technologies, Inc. Fourth Amended and Restated 2003 Equity Incentive Plan

10.3+	Form of Restricted Stock Agreement for the Tessera Technologies, Inc. Fourth Amended and Restated 2003 Equity Incentive Plan

10.4+	Form of Deferred Stock Agreement for the Tessera Technologies, Inc. Fourth Amended and Restated 2003 Equity Incentive Plan

10.5*+	Tessera Technologies, Inc. 2003 Employee Stock Purchase Plan

10.6+	Amendment to the Tessera Technologies, Inc. 2003 Employee Stock Purchase Plan

10.7+	Tessera Technologies, Inc. International Employee Stock Purchase Plan

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-108518), effective November 12, 2003, and incorporated herein by reference.
+	Indicates a management contract or compensatory plan or arrangement.